UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2011 (May 18, 2011)

Cardtronics, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-33864	76-0681190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Briarpark, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832-308-4000)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Stock Ownership Policy
On May 18, 2011, the Board of Directors of Cardtronics, Inc. (the “Company”) approved a new stock ownership policy (the “Policy”) for the Company’s senior executives and outside directors (collectively the “Participants”), requiring the Participants to maintain a stated level of stock ownership in the Company.  The new policy is described below and is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The shares subject to the Policy will be shares of the Company stock acquired by the Participants on or after June 1, 2011, excluding any shares acquired by the Participant in the open market.  Prior to attaining the specified target ownership levels (set forth below), a Participant shall be prohibited from selling, gifting, or otherwise transferring to any entity or person more than 50% of  any of the shares subject to the Policy, unless those shares are tendered to the Company in payment of (i) a stock option exercise price, or (ii) the minimum state and federal income tax withholding obligations of the Participant that automatically arise upon the lapsing of any restrictions on any restricted stock (or other equity award).

The specified target ownership levels by position / title is as follows:

Position / Title	Target Ownership Level
Chief Executive Officer (CEO)	3 times base salary
Direct Reports to CEO	2 times base salary
Other Senior Executives	1 times base salary
Outside Directors	3 times annual cash retainer

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1      Cardtronics, Inc. Stock Ownership Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardtronics, Inc.

Date: May 20, 2011	By:	/s/ J. CHRIS BREWSTER
Name: J. Chris Brewster Title: Chief Financial Officer